                                                                      EXHIBIT 20

Chase Bank, Trustee                            Determination Date:    04-Sep-01
Manufactured Housing Contracts                 Remittance Date:       07-Sep-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                     For the Period Ended:  25-Aug-01
                                               Lock-Out Date:            Sep-06

Information for Clauses (a) through (s), Section 7.01 -
                                                           Class I A-1      Class I A-2    Class I A-3    Class I A-4   Class I A-5
 (a)  Class I A and Class I B Distribution Amounts          2,984,528.56      387,750.00     252,416.67     546,150.00     98,600.00

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                             655,520.83
      (b) Partial Prepayments Received                        348,048.91
      (c) Principal Payments in Full (Scheduled Balance)    1,832,158.82
      (d) Liquidated Contract Scheduled Balance                     0.00
      (e) Section 3.05 Purchase Scheduled Balance                   0.00
      (f) Previously Undistributed Shortfalls in
          (a) through (e)                                           0.00
                                                           -------------   -------------  -------------  ------------- -------------
 Total Principal Distribution                               2,835,728.56            0.00           0.00           0.00          0.00

 (c)  Interest Distribution                                   148,800.00      387,750.00     252,416.67     546,150.00     98,600.00
      Unpaid Interest Shortfall                                     0.00            0.00           0.00           0.00          0.00
                                                           -------------   -------------  -------------  ------------- -------------
 Total Interest Distribution                                  148,800.00      387,750.00     252,416.67     546,150.00     98,600.00

 (d)  Beginning Class I A and Class I B Principal Balance  93,000,000.00   90,000,000.00  52,000,000.00  99,000,000.00 17,000,000.00
      Less: Principal Distribution                          2,835,728.56            0.00           0.00           0.00          0.00
                                                           -------------   -------------  -------------  ------------- -------------
      Remaining Class A and Class B Principal Balance      90,164,271.44   90,000,000.00  52,000,000.00  99,000,000.00 17,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                   312,703.58        (h)        Pool Factor              Original Balance
      Section 8.06 Reimbursement Amount                             0.00     Class I A-1     0.96950830                93,000,000.00
      Section 6.02 Reimbursement Amount                             0.00     Class I A-2     1.00000000                90,000,000.00
      Reimburseable Fees                                            0.00     Class I A-3     1.00000000                52,000,000.00
                                                           -------------     Class I A-4     1.00000000                99,000,000.00
 Total Fees Due Servicer                                      312,703.58     Class I A-5     1.00000000                17,000,000.00
                                                                             Class I M-1     1.00000000                16,000,000.00
                                                                             Class I B-1     1.00000000                14,000,000.00
                                                                             Class I B-2     1.00000000                19,000,000.00


Information for Clauses (a) through (s), Section 7.01 -
                                                              Class I M-1    Class I B-1     Class I B-2
 (a)  Class I A and Class I B Distribution Amounts              96,133.33       87,033.33      129,358.33

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in
          (a) through (e)
                                                            -------------   -------------   -------------
 Total Principal Distribution                                        0.00            0.00            0.00
                                                                                                             1,746,241.66
 (c)  Interest Distribution                                     96,133.33       87,033.33      129,358.33    2,091,258.93
      Unpaid Interest Shortfall                                      0.00            0.00            0.00
                                                            -------------   -------------   -------------
 Total Interest Distribution                                    96,133.33       87,033.33      129,358.33

 (d)  Beginning Class I A and Class I B Principal Balance   16,000,000.00   14,000,000.00   19,000,000.00
      Less: Principal Distribution                                   0.00            0.00            0.00    2,835,728.56
                                                            -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance       16,000,000.00   14,000,000.00   19,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                        Rate                                                     Rate
      Section 8.06 Reimbursement Amount                           3.8400%                                       Class A-1  3.840%
      Section 6.02 Reimbursement Amount                           5.1700%                                       Class A-2  5.170%
      Reimburseable Fees                                          5.8250%                                       Class A-3  5.825%
                                                                  6.6200%                                       Class A-4  6.620%
 Total Fees Due Servicer                                          6.9600%                                       Class A-5  6.960%
                                                                  7.2100%                                       Class A-6  7.210%
                                                                  7.4600%                                       Class B-1  7.460%
                                                                  8.1700%                                       Class B-2  8.170%



Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in
          (a) through (e)

 Total Principal Distribution

 (c)  Interest Distribution
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                            When

 (d)  Beginning Class I A and Class I B Principal Balance    397,164,271.44
      Less: Principal Distribution                          is less than
                                                             400,000,000.00
      Remaining Class A and Class B Principal Balance                  0.10
                                                              40,000,000.00
 (e)  Fees Due Servicer                                     We can prepay
      Monthly Servicing Fee
      Section 8.06 Reimbursement Amount                       93,000,000.00  3,571,200
      Section 6.02 Reimbursement Amount                       90,000,000.00  4,653,000
      Reimburseable Fees                                      52,000,000.00  3,029,000
                                                              99,000,000.00  6,553,800
 Total Fees Due Servicer                                      17,000,000.00  1,183,200
                                                              16,000,000.00  1,153,600
                                                              14,000,000.00  1,044,400
                                                              19,000,000.00  1,552,300

                                                             400,000,000.00  22,740,50   5.69%

Chase Bank, Trustee                            Determination Date:    04-Sep-01
Manufactured Housing Contracts                 Remittance Date:       07-Sep-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                     For the Period Ended:  25-Aug-01
                                               Lock-Out Date:            Sep-06

                                                      No. of    Unpaid Principal  Delinquency as of         No. of  Unpaid Principal
 (f)  Delinquency as of the Due Period               Contracts      Balance       Calender Month End      Contracts      Balance

      31-59 Days Delinquent                            190          7,079,306     31-59 Days Delinquent       88        3,135,638
      60-89 Days Delinquent                             26          1,035,512     60-89 Days Delinquent       17          720,693
      90+ Days Delinquent                                0                  0     90+ Days Delinquent          4                0

      3-Month Avg Thirty-Day Delinquency Ratio 0.91%                              3-Month Avg Thirty-Day
                                                                                    Delinquency Ratio                        0.43%
      3-Month Avg Sixty-Day Delinquency Ratio  0.12%                              3-Month Avg Sixty-Day
                                                                                    Delinquency Ratio                        0.08%


 (g)  Section 3.05 Repurchases                                           0.00

 (i)  Class R Distribution Amount                                  345,017.27              Acquisition Loss Amount
      Repossession Profits                                               0.00
                                                                                  Current Month Acquisition Loss Amount         0
 (j)  Principal Balance of Contracts in Repossession               122,551.58     Cumulative Acquisition Loss Amount            0

 (k)  Aggregate Net Liquidation Losses                                   0.00

 (l)  (x) Class B-2 Formula Distribution Amount                    129,358.33
      (y) Remaining Amount Available                               474,375.60
                                                                -------------
      Amount of (x) over (y)                                             0.00

 (m)  Class B-2 Liquidation Loss Amount                                  0.00

 (n)  Guarantee Payment                                                  0.00

 (o)  Unadvanced Shortfalls                                              0.00

                                                      No.       $
 (p)  Units repossessed                                0                 0.00

 (q)  Principal Prepayments paid                                 2,180,207.73

 (r)  Scheduled Principal Payments                                 655,520.83

 (s)  Weighted Average Interest Rate                                    10.74%

Chase Bank, Trustee                            Determination Date:    04-Sep-01
Manufactured Housing Contracts                 Remittance Date:       07-Sep-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                     For the Period Ended:  25-Aug-01
                                               Lock-Out Date:            Sep-06

                     Computation of Available Distribution Amount
(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt            4,020,214.98
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st      1,424,683.86

(ii)  Monthly Advance made                                                        0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                           122.57
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                       0.00

(v)  Principal due Holders                                                        0.00
Less:
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                            159,768.34
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                       45,562.00
(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                      0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                        0.00
   (iii) Monthly Servicing Fee                                              312,703.58
   (iv)  Reimburseable Liquidation Expenses                                       0.00
   (v)   Section 6.04 (c) reimbursement                                           0.00
   (vi)  Section 8.06 reimbursement                                               0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                    0.00

Total Due Servicer                                                          312,703.58

Available Distribution Amount-Vanderbilt                                  3,547,865.63
Available Distribution Amount-SubServicer-21st                            1,379,121.86

To Class A and B                                                          4,581,970.22

Monthly Excess Cashflow                                                     345,017.27

Weighted Average Remaining Term (months)                                        222.00

      Scheduled Balance Computation

      Prior Month Balance                                               300,195,437.17


      Current Balance                                  297,510,946.11
          Adv Principal                                     38,700.81
          Del Principal                                    189,938.31
      Pool Scheduled Balance                                            297,359,708.61


      Principal Payments in Full                         1,832,158.82
      Partial Prepayments                                  348,048.91

      Scheduled Principal                                  655,520.83

      Collateral Balance                                                297,510,946.11